Exhibit 99.1

ICON Income Fund Ten, LLC

Portfolio Overview
Second Quarter 2013

Table of Contents

Introduction to Portfolio Overview	1

Portfolio Overview	1

Transactions with Related Parties	2

Financial Statements	3

Forward Looking Statements	7

Additional Information	7

ICON Income Fund Ten, LLC

As of October 18, 2013

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the quarter ended June 30, 2013.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of our equipment, leases and financing transactions. Additionally, during the liquidation period, you may receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

As of June 30, 2013, our portfolio consisted of the following investments:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframaz product tankers.
Expiration Date	11/14/2013

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Dates:	03/31/2016
03/31/2017

ICON Income Fund Ten, LLC

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

During the three months ended June 30, 2013, our Manager suspended the collection of management fees and administrative expense reimbursements of approximately $228,000 and $61,000, respectively. During the six months ended June 30, 2013, our Manager suspended the collection of management fees and administrative expense reimbursements of approximately $453,000 and $130,000, respectively.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $25,505 and $50,758 for the three and six months ended June 30, 2013, respectively. We paid distributions to our Manager of $8,586 and $64,142 for the three and six months ended June 30, 2012, respectively. Additionally, our Manager’s interest in the net income attributable to the Fund was $9,265 and $19,326 for the three and six months ended June 30, 2013, respectively. Our Manager’s interest in the net income attributable to the Fund was $7,977 and $15,560 for the three and six months ended June 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2013	2012	2013	2012
ICON Capital, LLC	Manager	Management fees (1)	$-	$114,605	$-	$224,216
ICON Capital, LLC	Manager	Administrative expense reinbursements (1)	-	174,310	-	273,488
			$-	$288,915	$-	$497,704

(1) Amount charged directly to operations.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Balance Sheets

		June 30, 2013 (unaudited)	December 31, 2012
	Assets
Current assets:
Cash and cash equivalents		$3,315,632	$1,805,049
Current portion of net investment in finance leases		15,770,015	10,304,383
Other current assets		4,131	92,754
Total current assets		19,089,778	12,202,186
Non-current assets:
Net investment in finance leases, less current portion		20,471,958	29,726,814
Investment in joint ventures		144,623	710,564
Other non-current assets		24,800	24,800
Total non-current assets		20,641,381	30,462,178
Total assets		$39,731,159	$42,664,364
	Liabilities & Equity
Current liabilities:
Accrued expenses		$276,856	$45,885
Indemnification liability		349,674	372,143
Other current liabilities		13,481	13,481
Total liabilities		640,011	431,509

Commitments and contingencies

Equity:
Members’ equity:
Additional members		40,027,111	43,138,938
Manager		(908,117)	(876,685)
Accumulated other comprehensive loss		(18,570)	(57,405)
Total members’ equity		39,100,424	42,204,848
Noncontrolling interests		(9,276)	28,007
Total equity		39,091,148	42,232,855
Total liabilities and equity		$39,731,159	$42,664,364

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Comprehensive Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue and other income:
Rental income	$-	$1,066	$-	$4,944
Finance income	1,530,175	1,700,401	3,139,456	3,375,293
Loss from investment in joint ventures	(233,098)	(342,323)	(604,776)	(755,688)
Interest and other income	(476)	10,063	20,239	24,142
Total revenue and other income	1,296,601	1,369,207	2,554,919	2,648,691
Expenses:
Management fees	-	114,605	-	224,216
Administrative expense reimbursements	-	174,310	-	273,488
General and administrative	407,139	282,504	659,615	594,967
Depreciation and amortization	-	-	-	590
Total expenses	407,139	571,419	659,615	1,093,261
Net income	889,462	797,788	1,895,304	1,555,430
Less: net loss attributable to noncontrolling interests	(37,017)	-	(37,283)	(490)
Net income attributable to Fund Ten	926,479	797,788	1,932,587	1,555,920

Other comprehensive income:
Change in fair value of derivative financial instruments	17,171	29,868	38,835	46,730
Currency translation adjustments	-	-	-	(1,151)
Total other comprehensive income	17,171	29,868	38,835	45,579
Comprehensive income	906,633	827,656	1,934,139	1,601,009
Less: comprehensive loss attributable to
noncontrolling interests	(37,017)	-	(37,283)	(490)
Comprehensive income attributable to Fund Ten	$943,650	$827,656	$1,896,856	$1,601,499

Net income attributable to Fund Ten allocable to:
Additional members	$917,214	$789,811	$1,913,261	$1,540,360
Manager	9,265	7,977	19,326	15,560
	$926,479	$797,788	$1,932,587	$1,555,920

Weighted average number of additional shares of limited
liability company interests outstanding	148,211	148,211	148,211	148,211
Net income attributable to Fund Ten per weighted average
additional share of limited liability company interests outstanding	$6.19	$5.33	$12.91	$10.39

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Accumulated Other Comprehensive (Loss) Income	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2012	148,211	$43,138,938	$(876,685)	$(57,405)	$42,204,848	$28,007	$42,232,855
Net income (loss)	-	996,047	10,061	-	1,006,108	(266)	1,005,842
Change in fair value of derivative financial instruments	-	-	-	21,664	21,664	-	21,664
Cash distributions	-	(2,500,044)	(25,253)	-	(2,525,297)	-	(2,525,297)
Balance, March 31, 2013 (unaudited)	148,211	41,634,941	(891,877)	(35,741)	40,707,323	27,741	40,735,064
Net income (loss)	-	917,214	9,265	-	926,479	(37,017)	889,462
Change in fair value of derivative financial instruments	-	-	-	17,171	17,171	-	17,171
Cash distributions	-	(2,525,044)	(25,505)	-	(2,550,549)	-	(2,550,549)
Balance, June 30, 2013 (unaudited)	148,211	$40,027,111	$(908,117)	$(18,570)	$39,100,424	$(9,276)	$39,091,148

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$1,895,304	$1,555,430
Adjustments to reconcile net income to net cash provided by operating activities:
Finance income	(3,139,456)	(3,375,293)
Loss from investment in joint ventures	604,776	755,688
Depreciation and amortization	-	590
Interest and other income	(22,469)	-
Changes in operating assets and liabilities:
Collection of finance leases	6,928,680	2,158,884
Other assets, net	88,623	24,478
Due to Manager and affiliates, net	-	(23,637)
Accrued expenses	230,971	(67,642)
Other current liabilities	-	1,561
Net cash provided by operating activities	6,586,429	1,030,059
Cash flows from investing activities:
Investment in joint ventures	-	(55,532)
Principal received on notes receivable	-	446,499
Net cash provided by investing activities	-	390,967
Cash flows from financing activities:
Cash distributions to members	(5,075,846)	(6,414,196)
Net cash used in financing activities	(5,075,846)	(6,414,196)
Net increase (decrease) in cash and cash equivalents	1,510,583	(4,993,170)
Cash and cash equivalents, beginning of period	1,805,049	6,171,596
Cash and cash equivalents, end of period	$3,315,632	$1,178,426

ICON Income Fund Ten, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.